UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Completion of Concurrent Public Offerings of Common Stock and Convertible Senior Notes

On September 19, 2009, InterMune, Inc. (the “Company”) completed its registered underwritten public offering of 4,600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to an underwriting agreement (the “Equity Underwriting Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities LLC (“J.P. Morgan”), as representatives of the several underwriters named therein (the “Common Stock Offering”), and the concurrent registered underwritten public offering of $155.25 million aggregate principal amount of the Company’s 2.50% convertible senior notes due 2018 (the “Notes”) pursuant to an underwriting agreement (the “Debt Underwriting Agreement” and together with the Equity Underwriting Agreement, the “Underwriting Agreements”) with Goldman Sachs and J.P. Morgan, as representatives of the several underwriters named therein (the “Convertible Note Offering”).

The Shares sold in the Common Stock Offering include 600,000 shares of Common Stock sold to the Equity Underwriters (as defined below) pursuant to their 30-day option to purchase additional shares of Common Stock, which was exercised in full on September 14, 2011. The Notes sold in the Convertible Note Offering include $20.25 million aggregate principal amount of the Company’s 2.50% convertible senior notes due 2018 sold to the Note Underwriters (as defined below) pursuant to their 30-day option to purchase additional convertible senior notes to cover over-allotments, which was exercised in full on September 14, 2011.

The Shares and the Notes (and the shares of Common Stock issuable upon conversion of the Notes) have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-176787) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the prospectus supplements filed by the Company with the Commission pursuant to Rule 424(b)(5) under the Act, in each case, dated September 13, 2011 (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”) to the prospectus contained in the Registration Statement, dated September 12, 2011.

The resulting aggregate net proceeds to the Company from the Common Stock Offering were approximately $104.9 million, after deducting underwriting discounts totaling approximately $5.2 million and estimated expenses. The resulting aggregate net proceeds to the Company from the Note Offering were approximately $150.3 million, after deducting underwriting discounts totaling approximately $4.7 million and estimated expenses.

Base Indenture and Supplemental Indenture

The Company issued the Notes under an indenture dated as of September 19, 2011 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of September 19, 2011, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 2.50% per year, payable semi-annually in arrears, on March 15 and September 15 of each year, commencing on March 15, 2012. The Notes are general unsecured senior obligations of the Company and (i) rank equal in right of payment with the Company’s other senior unsecured indebtedness, (ii) rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes, (iii) are effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and (iv) are structurally subordinated in right of payment to the claims of the Company’s subsidiaries creditors (including trade creditors).

The Notes will mature on September 15, 2018 (the “Maturity Date”), unless earlier redeemed or repurchased by the Company or converted. The Notes are convertible into shares of Common Stock at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date, at an initial conversion rate of 31.4465 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $31.80 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Notes may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Beginning September 20, 2015, the Company may redeem for cash all or part of the outstanding Notes, provided that the last reported sale price of the Common Stock for 20 or more trading days in a period of 30 consecutive trading days within 10 trading days prior to the date the Company provides the notice of redemption to holders of the Notes exceeds 130% of the conversion price then in effect on each such trading day. The redemption price will equal 100% of the principal amount of the Notes to be redeemed, plus all accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Base Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference. A copy of the Supplemental Indenture, including the form of Note, is filed as Exhibit 4.2 to this Current Report and is incorporated herein by reference. The description of the Notes and the Indenture in this Current Report is a summary and is qualified in its entirety by the terms of the Indenture and the form of Note included therein. The Base Indenture, the Supplemental Indenture and the Form of Note are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On September 13, 2011, the Company entered into the Equity Underwriting Agreement with Goldman Sachs and J.P. Morgan as representatives of the several underwriters named therein (collectively, the “Equity Underwriters”). Subject to the terms and conditions of the Equity Underwriting Agreement, the Company agreed to sell to the Equity Underwriters, and the Equity Underwriters agreed to purchase from the Company, an aggregate of 4,000,000 shares of Common Stock, at a public offering price of $24.00 per share. The Company also granted the Equity Underwriters a 30-day option to purchase up to an additional 600,000 shares of Common Stock, which option was exercised in full on September 14, 2011. The parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

On September 13, 2011, the Company also entered into the Debt Underwriting Agreement with Goldman Sachs and J.P. Morgan as representatives of the several underwriters named therein (collectively, the “Note Underwriters” and together with the Equity Underwriters, the “Underwriters”). Subject to the terms and conditions of the Debt Underwriting Agreement, the Company agreed to sell to the Note Underwriters, and the Note Underwriters agreed to purchase from the Company, $135.0 million aggregate principal amount of the Company’s 2.50% convertible senior notes due 2018. The Company also granted the Note Underwriters a 30-day option to purchase up to an additional $20.25 million aggregate principal amount of the convertible senior notes solely to cover over-allotments, which option was exercised in full on September 14, 2011. Pursuant to the terms of the Debt Underwriting Agreement, the parties have agreed to indemnify each other against certain liabilities, including liabilities under the Act.

A copy of the Equity Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the Equity Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the Note Underwriting Agreement is filed as Exhibit 1.2 to this Current Report and is incorporated herein by reference, and the description of the terms of the Note Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreements are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Pursuant to the terms of the Underwriting Agreements, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after September 12, 2011 without first obtaining the written consent of Goldman Sachs and J.P. Morgan on behalf of underwriters, subject to certain exceptions as described in the Prospectus Supplements.

Attached as Exhibit 5.1 and Exhibit 5.2 to this Current Report and incorporated herein by reference are copies of the opinions of Latham & Watkins LLP relating to the validity of the Shares sold in the Common Stock Offering and the validity of the Notes sold in the Convertible Note Offering, respectively (the “Legal Opinions”). The Legal Opinions are also filed with reference to, and are hereby incorporated by reference into, the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement by and among InterMune, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, dated September 13, 2011.

1.2	Underwriting Agreement by and among InterMune, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, dated September 13, 2011.

4.1	Indenture, dated September 19, 2011, between InterMune, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated September 19, 2011, between InterMune, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the form of 2.50% convertible senior note due 2018).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2011	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among InterMune, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, dated September 13, 2011.

1.2	Underwriting Agreement by and among InterMune, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, dated September 13, 2011.

4.1	Indenture, dated September 19, 2011, between InterMune, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated September 19, 2011, between InterMune, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the form of 2.50% convertible senior note due 2018).

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).